Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.424.5471

ir@varianinc.com

VARIAN, INC. REPORTS FIRST QUARTER 2009 RESULTS

PALO ALTO, Calif. — Varian, Inc. (NasdaqGS: VARI) today reported first quarter 2009 revenues of $208.2 million, which represents a decrease of 12.3% from the first quarter of fiscal year 2008.

Non-GAAP (adjusted) diluted earnings per share for the first quarter of fiscal year 2009 decreased 18.2% to $0.54 (including $0.05 of share-based compensation expense), compared to $0.66 (including $0.04 of share-based compensation expense) in the first quarter of fiscal year 2008. On a GAAP basis, diluted earnings per share in the first quarter of fiscal year 2009 were $0.45, compared to $0.57 in the first quarter of fiscal year 2008.

Adjusted operating profit margin was 11.4% in the first quarter of fiscal year 2009, compared to 12.0% in the prior-year quarter. On a GAAP basis, operating profit margin was 9.6% in the first quarter of fiscal year 2009, compared to 10.2% in the same quarter a year ago.

Free cash flow, which is defined as operating cash flow less net fixed asset purchases, was $15.2 million, or 116% of GAAP net earnings, in the first quarter of fiscal year 2009.

As previously announced, sales were below expectations in the first quarter primarily due to lower revenues from research products (in particular, NMR and imaging systems). Despite order weakness late in the quarter, in particular for certain vacuum and analytical products, total company orders exceeded sales for the quarter. Adjusted operating margins held up well, even on lower revenues, due to the positive impact of efficiency improvements implemented in recent years and favorable foreign currency movements.

“With respect to our research products sales, we have said many times that the timing of revenues on these products is impacted by factors such as laboratory readiness and access to customer sites, duration of installations and availability of key components and installation personnel,” said Garry W. Rogerson, President and Chief Executive Officer. “Although we entered the first quarter with a strong backlog and saw solid orders for these research products during the quarter, delays due to some of these factors, compounded by the shorter working month and customer shutdowns in December, were responsible for a large portion of our decrease in revenues, and all of the decrease in earnings, in the first quarter. We expect to recognize these revenues during the remainder of the fiscal year.”

“We believe the broader weakness in orders that we experienced during December was primarily due to the deterioration of global economic conditions and, to a lesser extent, the timing and extent of customer shutdowns and the shorter working month,” said Rogerson.

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual.

Results by Segment

Scientific Instruments revenues for the first quarter of fiscal year 2009 were $171.8 million, a decrease of 12.8% from the first quarter of the prior fiscal year. Adjusted operating profit margin was 11.7% in the first quarter of fiscal year 2009, compared to 12.2% in the first quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 9.6% in the first quarter of fiscal year 2009, compared to 10.1% in the same quarter a year ago.

Vacuum Technologies revenues were $36.4 million in the first quarter of fiscal year 2009, a decrease of 9.9% from the first quarter of fiscal year 2008. Adjusted operating profit margin was 19.6% in the first quarter of fiscal year 2009, compared to 19.1% in the first quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 19.3% in the first quarter of fiscal year 2009, compared to 19.1% in the prior-year quarter.

Outlook

“In light of global economic conditions and continued order weakness, particularly in applications such as traditional energy, raw materials and heavy industry, we are expecting lower revenues and are therefore revising our fiscal year 2009 outlook,” said Rogerson. “We caution, however, that we are providing this revision in the context of unprecedented economic uncertainties. Our revised earnings per share outlook is therefore necessarily broad and qualified by our limited visibility over the remaining three quarters of our fiscal year.”

Adjusted diluted earnings per share for fiscal year 2009 are expected to be between $2.15 and $2.55 (including approximately $0.18 of share-based compensation expense). On a GAAP basis, diluted earnings per share are expected to be between $1.60 and $2.09 for fiscal year 2009. Compared to adjusted diluted earnings per share, the company’s GAAP diluted earnings per share for fiscal year 2009 are expected to include the following items:

•	Acquisition-related intangible amortization of approximately $0.17,

•	Acquisition-related inventory write-up amortization of approximately $0.01, and

•	Restructuring and other related costs of approximately $0.28 to $0.37.

“Our product, application and geographic diversity continue to position us well, in particular with the prospect of increased global governmental spending on research and other applications we serve,” said Rogerson. “In addition, the cost reduction plan we announced on January 16, 2009, combined with the positive impact of efficiency improvement activities implemented in recent years and recent favorable foreign currency movements, should help us to maintain solid adjusted operating margins and cash flow from operations even on lower revenues. We will continue to monitor the economic situation and make the appropriate business decisions to remain successful throughout this challenging period, position ourselves for profitable growth with an economic recovery, and deliver on our long-term strategic plan.”

Webcast Conference Call

Varian, Inc. will be providing a live webcast (in listen-only mode) of its investor conference call to review its first quarter results later today, February 4, 2009, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link and then clicking on the Live Webcast link.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, operating earnings, operating profit margins, income tax expense, net earnings, diluted earnings per share and free cash flow. With the exception of free cash flow, these non-GAAP financial measures exclude acquisition-related intangible and inventory write-up amortization and restructuring and other related costs. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and our cash flows.

We believe that excluding acquisition-related intangible and inventory write-up amortization provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization as important, useful information.

We similarly believe that excluding restructuring and other related costs (principally related to facility closures and employee terminations to reduce costs and improve operational efficiency) provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding restructuring and other related costs as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding acquisition-related intangible and inventory write-up amortization and restructuring and other related costs, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

We believe that the presentation of free cash flow provides investors with useful information on what is used by management to measure cash management performance, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations and our cash flows, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: when and how quickly global economic conditions improve, and whether conditions worsen before they improve; whether we will succeed in new product development, release, commercialization, performance and acceptance; whether we can achieve growth in sales for life science, environmental, energy and/or applied research and other applications; whether we can achieve sales growth in Europe, North America, Asia Pacific and/or Latin America; risks arising from the timing of shipments, installations and the recognition of revenue on certain research products, including nuclear magnetic resonance (NMR) spectroscopy systems, magnetic resonance (MR) imaging and fourier-transform mass spectrometer (FTMS) systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in our various product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and/or earnings; whether we will see continued investment in capital equipment, in particular given the global liquidity and credit crisis; whether we will see reduced demand from customers that operate in cyclical industries; whether the global liquidity and credit crisis will impact the collectability of accounts receivable from our customers; the impact of any delay or reduction in government funding for research; our ability to successfully evaluate, negotiate, complete and integrate acquisitions, in particular given the greater difficulty to borrow in the current credit environment; the actual costs, timing and benefits of restructuring activities (such as the employee reductions and other actions announced on January 16, 2009 and our Northern California operations consolidation) and other efficiency improvement activities (such as our global procurement, lower-cost manufacturing and outsourcing initiatives); variability in our effective income tax rate (due to factors including the timing and amount of discrete tax events and changes to unrecognized tax benefits); the timing and amount of share-based compensation; and other risks detailed from time to time in our filings with the U.S. Securities and Exchange Commission. We undertake no special obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science, environmental, energy, and applied research and other applications. The company provides complete solutions, including instruments, vacuum products, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,700 people worldwide and operates manufacturing facilities in North America, Europe and Asia Pacific. Varian, Inc. had fiscal year 2008 sales of $1.0 billion, and its common stock is traded on the NASDAQ Global Select Market under the symbol “VARI.” Further information is available on the company’s Web site at http://www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Quarter FY 2009 and First Quarter FY 2008

	Fiscal Quarter Ended
	January 2, 2009		December 28, 2007
Sales	$208,236		$237,431
Cost of sales	112,915	(1)	130,129	(7)

Gross profit	95,321		107,302

Operating expenses
Selling, general and administrative	60,916	(2)	65,980	(8)
Research and development	14,514	(3)	17,180	(9)

Total operating expenses	75,430		83,160

Operating earnings	19,891	(4)	24,142	(10)
Interest income (expense)
Interest income	587		1,937
Interest expense	(322)		(449)

Total interest income, net	265		1,488

Earnings before income taxes	20,156		25,630
Income tax expense	7,115	(5)	8,046	(11)

Net earnings	$13,041	(6)	$17,584	(12)

Net earnings per diluted share	$0.45	(6)	$0.57	(12)

Diluted shares outstanding	28,950		30,900

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$110,360 on an adjusted basis excluding $1,603 in acquisition-related intangible amortization, $17 in acquisition-related inventory write-up amortization and $935 in restructuring and other related costs.
(2)	$59,905 on an adjusted basis excluding $452 in acquisition-related intangible amortization and $559 in restructuring and other related costs.
(3)	$14,296 on an adjusted basis excluding $218 in restructuring and other related costs.
(4)	$23,675 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$8,379 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(6)	$15,561 and $0.54 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(7)	$127,770 on an adjusted basis excluding $1,391 in acquisition-related intangible amortization, $480 in acquisition-related inventory write-up amortization and $488 in restructuring and other related costs.
(8)	$64,349 on an adjusted basis excluding $438 in acquisition-related intangible amortization and $1,193 in restructuring and other related costs.
(9)	$16,860 on an adjusted basis excluding $320 in restructuring and other related costs.
(10)	$28,452 on an adjusted basis excluding the adjustments described in items (7) – (9) above.
(11)	$9,550 on an adjusted basis excluding the tax impact of the adjustments described in items (7) – (9) above.
(12)	$20,390 and $0.66 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (7) – (9) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	January 2, 2009	October 3, 2008
ASSETS
Current assets
Cash and cash equivalents	$116,929	$103,895
Accounts receivable, net	169,815	199,420
Inventories	159,626	161,039
Deferred taxes	33,605	33,618
Prepaid expenses and other current assets	15,112	15,663

Total current assets	495,087	513,635
Property, plant and equipment, net	109,499	110,343
Goodwill	205,513	218,208
Intangible assets, net	31,197	36,972
Other assets	25,035	24,089

Total assets	$866,331	$903,247

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$65,097	$70,923
Deferred profit	11,037	10,957
Accrued liabilities	149,639	167,173

Total current liabilities	225,773	249,053
Long-term debt	18,750	18,750
Deferred taxes	3,923	4,341
Other liabilities	46,912	43,431

Total liabilities	295,358	315,575

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 28,954 shares at January 2, 2009 and 28,917 shares at October 3, 2008	359,201	356,192
Retained earnings	198,870	186,009
Accumulated other comprehensive income	12,902	45,471

Total stockholders’ equity	570,973	587,672

Total liabilities and stockholders’ equity	$866,331	$903,247

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands)

	Fiscal Quarter Ended
	January 2, 2009	December 28, 2007
Cash flows from operating activities
Net earnings	$13,041	$17,584
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,843	6,834
Gain on disposition of property, plant and equipment	(27)	(222)
Share-based compensation expense	2,366	1,719
Deferred taxes	113	765
Unrealized gain on currency remeasurement	(6,686)	(329)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	24,570	13,773
Inventories	(7,942)	(15,152)
Prepaid expenses and other current assets	(107)	272
Other assets	(1,029)	(24)
Accounts payable	(3,618)	(1,372)
Deferred profit	303	(2,254)
Accrued liabilities	(15,619)	(3,319)
Other liabilities	4,723	(1,172)

Net cash provided by operating activities	16,931	17,103

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	5,166	341
Purchase of property, plant and equipment	(6,943)	(3,459)
Purchase of businesses, net of cash acquired	(726)	(9,987)

Net cash used in investing activities	(2,503)	(13,105)

Cash flows from financing activities
Repurchase of common stock	(279)	(15,102)
Issuance of common stock	909	9,518
Excess tax benefit from share-based plans	—	2,390
Transfers to Varian Medical Systems, Inc.	(146)	(212)

Net cash provided by (used in) financing activities	484	(3,406)

Effects of exchange rate changes on cash and cash equivalents	(1,878)	692

Net increase in cash and cash equivalents	13,034	1,284
Cash and cash equivalents at beginning of period	103,895	196,396

Cash and cash equivalents at end of period	$116,929	$197,680

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

First Quarter FY 2009 and First Quarter FY 2008

	Fiscal Quarter Ended
	January 2, 2009	December 28, 2007
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$112,915	$130,129
Adjustments:
Acquisition-related intangible amortization	(1,603)	(1,391)
Acquisition-related inventory write-up amortization	(17)	(480)
Restructuring and other related costs	(935)	(488)

As adjusted	$110,360	$127,770

Selling, General and Administrative
U.S. GAAP as reported	$60,916	$65,980
Adjustments:
Acquisition-related intangible amortization	(452)	(438)
Restructuring and other related costs	(559)	(1,193)

As adjusted	$59,905	$64,349

Research and Development
U.S. GAAP as reported	$14,514	$17,180
Adjustments:
Restructuring and other related costs	(218)	(320)

As adjusted	$14,296	$16,860

Operating Earnings
U.S. GAAP as reported	$19,891	$24,142
Adjustments:
Acquisition-related intangible amortization	2,055	1,829
Acquisition-related inventory write-up amortization	17	480
Restructuring and other related costs	1,712	2,001

As adjusted	$23,675	$28,452

Operating Margins
U.S. GAAP as reported	9.6%	10.2%
Adjustments:
Acquisition-related intangible amortization	1.0	0.8
Acquisition-related inventory write-up amortization	0.0	0.2
Restructuring and other related costs	0.8	0.8

As adjusted	11.4%	12.0%

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share amounts)

First Quarter FY 2009 and First Quarter FY 2008

	Fiscal Quarter Ended
	January 2, 2009	December 28, 2007
TOTAL COMPANY (Continued)
Income Tax Expense
U.S. GAAP as reported	$7,115	$8,046
Tax impact of adjustments:
Acquisition-related intangible amortization	675	639
Acquisition-related inventory write-up amortization	5	167
Restructuring and other related costs	584	698

As adjusted	$8,379	$9,550

Net Earnings
U.S. GAAP as reported	$13,041	$17,584
Adjustments:
Acquisition-related intangible amortization	1,380	1,190
Acquisition-related inventory write-up amortization	12	313
Restructuring and other related costs	1,128	1,303

As adjusted	$15,561	$20,390

Diluted Earnings Per Share
U.S. GAAP as reported	$0.45	$0.57
Adjustments:
Acquisition-related intangible amortization	0.05	0.04
Acquisition-related inventory write-up amortization	0.00	0.01
Restructuring and other related costs	0.04	0.04

As adjusted	$0.54	$0.66

Free Cash Flow
U.S. GAAP as reported - Net cash provided by operating activities	$16,931	$17,103
Adjustments:
Proceeds from sale of property, plant and equipment	5,166	341
Purchase of property, plant and equipment	(6,943)	(3,459)

As adjusted - Free Cash Flow	$15,154	$13,985

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

First Quarter FY 2009 and First Quarter FY 2008

	Fiscal Quarter Ended
	January 2, 2009	December 28, 2007
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$16,423	$19,802
Adjustments:
Acquisition-related intangible amortization	2,055	1,829
Acquisition-related inventory write-up amortization	17	480
Restructuring and other related costs	1,591	2,001

As adjusted	$20,086	$24,112

Operating Margins
U.S. GAAP as reported	9.6%	10.1%
Adjustments:
Acquisition-related intangible amortization	1.2	0.9
Acquisition-related inventory write-up amortization	0.0	0.2
Restructuring and other related costs	0.9	1.0

As adjusted	11.7%	12.2%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$7,036	$7,733
Adjustments:
Restructuring and other related costs	121	—

As adjusted	$7,157	$7,733

Operating Margins
U.S. GAAP as reported	19.3%	19.1%
Adjustments:
Restructuring and other related costs	0.3	—

As adjusted	19.6%	19.1%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(3,568)	$(3,393)
Adjustments:
None	—	—

As adjusted	$(3,568)	$(3,393)

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - PROJECTED

RESULTS OF OPERATIONS

Fiscal Year Ending October 2, 2009

Range of Projected Results
TOTAL COMPANY
Projected Diluted Earnings Per Share
Projected U.S. GAAP	$1.60 - $2.09
Adjustments:
Projected acquisition-related intangible amortization	$0.17
Projected acquisition-related inventory write-up amortization	$0.01
Projected restructuring and other related costs	$0.28 - $0.37
Projected as adjusted	$2.15 - $2.55